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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   __________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date the earliest event reported)   June 4, 1996
                                                  ------------------------------
                              YES Clothing Co.
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               (Exact Name of Registrant as Specified in Charter)

     California                       0-18064                   95-3768671
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(State or other jurisdiction  (Commission File Number)        (IRS Employer
of Incorporation)                                          Identification No.)


 1380 West Washington Boulevard, Los Angeles, California          90007
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     (Address of Principal Executive Offices)                   (Zip code)

                                  (213) 765-7800
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              (Registrant's Telephone Number, Including Area Code)

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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

(a) On June 4, 1996 (the "Trade Date"), Guy Anthome ("Anthome") acquired from Georges Marciano and the Georges Marciano Trust (the "Sellers") 3,514,693 shares of Common Stock (the "Shares") at $0.01 per share for an aggregate purchase price of $35,514.92 in cash. Anthome used his personal funds to purchase the Shares. As of the Trade Date, Anthome's beneficial ownership of shares represented approximately 49.95% of the 7,036,492 shares of Common Stock outstanding as of February 14, 1996 (as reported in the Registrant's Quarterly Report on Form 10-Q for the period ended December 31, 1995). Anthome has sole voting power and dispositive power with respect to all of the shares. No person other than Anthome has the right to receive or power to direct the receipt of dividends from, or the proceeds from the sale of, the Shares.

(b) As a result of the sale of the Shares, the Sellers now own 2,700,000 shares of the Common Stock of the Registrant, representing approximately 38.37% of the 7,036,492 outstanding shares. Anthome has indicated that he intends to transfer to Jeffrey P. Busse ("Busse"), the Registrant's Chief Financial Officer, 250,000 shares held by Anthome for the same price paid by Anthome ($0.01 per share), and a further intention to transfer an additional 250,000 shares to Busse at a date and on terms to be negotiated in the future. In addition, Anthome has also indicated an intention to transfer a further portion of the Shares to other key employees of the Issuer. The operation of these arrangements may, at a subsequent date, result in a change in control of the Registrant.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           YES Clothing Co.



June 17, 1996              By: /s/ Jeffrey P. Busse
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                               Jeffrey P. Busse,
                               Chief Financial Officer

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